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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                 August 11, 1999

Schuler Homes, Inc.
828 Fort Street Mall, 4th Floor
Honolulu, HI 96813-4321

                  Re:  Schuler Homes, Inc. (the "Company")
                       REGISTRATION STATEMENT FOR OFFERING OF AN AGGREGATE OF 500,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

                  We have acted as counsel to Schuler Homes, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 500,000 additional shares of common stock (the "Shares") for issuance under the Company's 1992 Stock Option Plan (the "Option Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Option Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Shares issuable under such plans.

                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP

                                          BROBECK, PHLEGER & HARRISON LLP